Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our report dated February 27, 2009, incorporated herein by reference, on ING LifeStyle Conservative Portfolio, ING LifeStyle Moderate Portfolio, ING LifeStyle Moderate Growth Portfolio, and ING LifeStyle Growth Portfolio, each a series of ING Investors Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

August 11, 2009